Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, I.J. "Chip" Berthelot II, Chief Executive Officer of Azure Midstream Partners GP, LLC, the general partner of Azure Midstream Partners, LP (the "Partnership"), and Amanda Bush, Chief Financial Officer of Azure Midstream Partners GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   the annual report on Form 10-K of the Partnership for the period ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Partnership.

Date: March 30, 2016	/s/ I.J. “Chip” Berthelot II
I.J. "Chip" Berthelot II
Chief Executive Officer of Azure Midstream Partners GP, LLC
(the general partner of Azure Midstream Partners, LP)

Date: March 30, 2016	/s/ Amanda Bush
Amanda Bush
Chief Financial Officer of Azure Midstream Partners GP, LLC
(the general partner of Azure Midstream Partners, LP)